UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 6, 2008
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	33-0870808

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with Zip Code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Chief Financial Officer
     On May 6, 2008, the Board of Directors of Artes Medical, Inc. (the “Company”) appointed Michael K. Green as the Company’s Chief Financial Offer. Mr. Green brings to the Company over 30 years of extensive finance, business and accounting experience in various technology industries in both the United States and Australia. Prior to joining the Company, Mr. Green served as the Chief Operating Officer and Chief Financial Officer for Orchestra Therapeutics, Inc. (“Orchestra”), a publicly-traded immuno-pharmaceutical company focused on developing products to treat autoimmune and infectious diseases, from October 2005 to May 2008. He previously served as Orchestra’s Vice President, Finance and Chief Financial Officer from October 2003 to October 2005. Prior to joining Orchestra, Mr. Green served as Senior Vice President and Chief Financial Officer of Synbiotics Corporation, a publicly traded animal health company, from May 1991 to September 2002 and as Chief Financial Officer of Immunopharmaceutics Inc., a human pharmaceutical company, from May 1991 to October 1993, where he was responsible for all finance, accounting, administrative, human resource and MIS matters. Before that, Mr. Green spent 13 years with Price Waterhouse in various offices in the United States and Australia. Mr. Green co-authored the Price Waterhouse guidebook titled “Taking Your Company Public,” and the Price Waterhouse lecture series titled “Initial Public Offerings for Smaller Businesses.” Mr. Green holds a Bachelor of Business Studies degree from the New South Wales Institute of Technology in Sydney, Australia. Mr. Green, age 52, is a C.P.A. and a Chartered Accountant.
     Under the terms of his Offer Letter, Mr. Green will receive a base salary of $300,000 per year. Mr. Green will also be eligible to receive a performance-based cash bonus award under the Company’s Annual Bonus Incentive Plan equal to up to 50% of his base salary. The actual bonus award Mr. Green receives will be prorated based on his service during fiscal 2008 and will be based on two equally weighted performance measures: (i) the Company’s success in achieving its corporate goals for fiscal year 2008, which were previously approved by the Compensation Committee of the Board of Directors and (ii) the individual goals set for Mr. Green by the Company’s Chief Executive Officer and President. In addition, the Compensation Committee issued Mr. Green an option to purchase 165,000 shares of the Company’s common stock with an exercise price of $1.17 per share, the closing bid price of the Company’s common stock as reported on the NASDAQ Global Market on May 6, 2008, the date of grant. The option shares vest and become exercisable in accordance with the following schedule: 12.5% of the option shares vest on November 6, 2008, and the remainder of the option shares vest in 42 equal monthly installments thereafter. Mr. Green will also be eligible to participate in the medical, insurance and 401(k) plans the Company offers to its other employees.
     In connection with his Offer Letter, the Company and Mr. Green entered into a Change of Control Agreement. The Change of Control Agreement provides that in the event of a change of control, 50% of Mr. Green’s then unvested option shares will automatically vest, if (i) he provides services to the Company as an employee or a consultant continuously through the closing date of the change of control or (ii) his employment with the Company ends by reason of an involuntary termination within three months prior to the closing date of the change of control. All remaining unvested option shares will automatically vest should Mr. Green’s employment be terminated by reason of an involuntary termination on or within 24 months following the closing date of the change of control.
     The Change of Control Agreement also provides that if Mr. Green’s employment with the Company or the surviving company ends by reason of an involuntary termination within three months prior to the closing date of a change of control or within 24 months following the closing date of the change of control, the Company will pay Mr. Green severance equal to: (i) nine months of his base salary, plus (ii) any earned, but not yet paid, pending bonus from a completed calendar year, plus (iii) the product of (A) the average amount of the bonus, if any, he received from the Company in connection with his services to the Company during the last three fiscal years prior to the effective date of the involuntary termination and (B) the number of days between the last day of the fiscal year preceding the involuntary termination and the effective date of the involuntary termination divided by 365 days.
     Additionally, if Mr. Green timely makes an election to continue coverage under the Company’s or the surviving company’s group health plan pursuant to COBRA, the Company or the surviving company will pay the COBRA premiums for Mr. Green and his eligible dependents for a maximum period of nine months following the effective date of his involuntary termination.
     In the absence of a change of control, or more than 24 months after a change of control, if Mr. Green’s employment is terminated other than for cause, or upon his election for good reason, he will receive severance payments equal to: (i) nine months base salary, plus (ii) any earned, but not yet paid, pending bonus from a completed calendar year plus (iii) the product of (A) the average amount of the bonus, if any, Mr. Green received from the Company in connection with his services to the Company during the last three fiscal years prior to the effective date of the termination or resignation and (B) the number of days between the last day of the fiscal year preceding the termination or resignation and the effective date of the termination or resignation divided by 365 days. The Company will also provide Mr. Green and his eligible dependents with the COBRA benefits described in the preceding paragraph for nine months.
     Mr. Green also entered into the Company’s standard forms of Indemnification Agreement and Proprietary Information and Inventions Agreement.
     The descriptions of the Offer Letter and the Change of Control Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and Change of Control Agreement to be filed as exhibits to the Company’s next quarterly report on Form 10-Q, and are incorporated by reference therein.
     There is no family relationships between Mr. Green and any of the Company’s other executive officers and directors, no arrangement or understanding between Mr. Green and any other person pursuant to which he was selected as an officer of the Company and no relationship between the Company and Mr. Green or any other party in which Mr. Green had a direct or indirect material interest.
Resignation of Prior Chief Financial Officer
     On May 6, 2008, the Board of Directors accepted the resignation of Peter C. Wulff as the Company’s Executive Vice President and Chief Financial Officer, effective immediately. Mr. Wulff’s resignation did not result from any disagreement with the Company. In connection with Mr. Wulff’s resignation, the Company and Mr. Wulff entered into a Separation Agreement and General Release (the “Separation Agreement”). Under the terms of the Separation Agreement, the Company will pay Mr. Wulff the equivalent of 15 months of his base salary, less applicable payroll deductions and required withholdings, with $175,000 payable following the effective date of the Separation Agreement and $137,500 payable in six equal monthly installments over a six month period measured from the effective date of the Separation Agreement. In addition, the Company will pay or reimburse Mr. Wulff for the COBRA premiums required to insure Mr. Wulff and his legal dependents for a period not to exceed the earlier to occur of 15 months from the date of the Separation Agreement or the date Mr. Wulff is eligible to participate in another employer’s group insurance plan. The Company also agreed to accelerated the vesting of the Common Stock that Mr. Wulff may acquire under a stock option the Company granted to Mr. Wulff in February 2008. The option is exercisable for 26,391 shares of Common Stock at an exercise price of $2.20 per share. The Company also agreed to provide Mr. Wulff with an additional 24 months to exercise the February 2008 stock option as well as an additional 24 months to exercise two stock options granted to Mr. Wulff in 2005. Under the 2005 stock options, Mr. Wulff may acquire up to 51,959 shares of Common Stock at an exercise price of $5.31 per share. The parties agreed that all other stock options held by Mr. Wulff would terminate on the effective date of the Separation Agreement. The parties also entered into customary general releases as part of the Separation Agreement. The description of the Separation Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement to be filed as an exhibit to the Company’s next quarterly report on Form 10-Q, and is incorporated by reference therein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 7, 2008, announcing Michael K. Green’s appointment as Chief Financial Officer and Peter C. Wulff’s resignation as Chief Financial Officer and Executive Vice President, effective May 6, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: May 7, 2008

Artes Medical, Inc.
By:	/s/ Karla R. Kelly
Karla R. Kelly Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 7, 2008, announcing Michael K. Green’s appointment as Chief Financial Officer and Peter C. Wulff’s resignation as Chief Financial Officer and Executive Vice President, effective May 6, 2008.